UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 4, 2006

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer of Identification Number)

One Amgen Center Drive Thousand Oaks, CA	91377-1799
(Address of principal executive offices)	(Zip code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 4, 2006, the Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee”) of Amgen Inc. (the “Company”) approved the Fourth Amendment to the Amgen Retirement and Savings Plan (As Amended and Restated Effective as of January 1, 2006) (the “Retirement and Savings Plan”) and the Seventh Amendment to the Amgen Inc. Change of Control Severance Plan (the “Change of Control Severance Plan”). A description of the amendments follow below. The description of the amendments in this report is a summary of the amendments and is qualified in its entirety by the terms of the amendments filed herewith.

Fourth Amendment to the Retirement and Savings Plan

The Fourth Amendment to the Retirement and Savings Plan adopts Roth 401(k) accounts effective January 1, 2007. Roth 401(k) accounts will allow participants to make after-tax, salary reduction contributions to the Retirement and Savings Plan which, together with any earnings, will be distributed tax-free if distributed on or after the date on which the participant attains age 59 1/2, dies, or becomes disabled, and are not distributed within the 5-year period that begins with the first year in which a participant makes a Roth 401(k) contribution. Amgen will match participants’ Roth 401(k) contributions on the same basis that it matches participants’ pre-tax deferrals, however, such matching contributions will not be allocated to participants’ Roth 401(k) accounts and will not eligible for tax-free distribution. Roth contributions will be allowed as catch-up contributions, but will not be eligible for loans or hardship distributions.

The form of this amendment is set forth with this report as Exhibit 10.1.

Seventh Amendment to the Change of Control Severance Plan

Upon a change of control and a qualifying termination of employment, a Change of Control Severance Plan participant is eligible to receive one of three tiers of benefits, depending upon the group into which he or she falls. The Seventh Amendment to the Change of Control Severance Plan conforms the definitions of Groups II and III to the new human resources global career framework which scales staff members based upon career track and function. The framework will soon be adopted by the Company and the amendment will be effective upon the implementation of the new framework. The amendment provides that Group III will consist of staff members in Level 7 of the framework and Group II will consist of staff members in Level 8 and above of the framework, excluding those individuals who are members of Group I. Group I is comprised of individuals who are selected by the Compensation Committee.

The form of this amendment is set forth with this report as Exhibit 10.2

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Fourth Amendment to the Amgen Retirement and Savings Plan (As Amended and Restated Effective January 1, 2006)

10.2	Seventh Amendment to the Amgen Inc. Change of Control Severance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date:	October 6, 2006	By:	/s/ Brian McNamee
		Name:	Brian McNamee
		Title:	Senior Vice President,
Human Resources

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Fourth Amendment to the Amgen Retirement and Savings Plan (As Amended and Restated Effective January 1, 2006)

10.2	Seventh Amendment to the Amgen Inc. Change of Control Severance Plan